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                                                                    EXHIBIT 23.3

                             MILLER AND LENTS, LTD.



            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

         We hereby consent to the incorporation by reference to our reserve reports dated as of December 31, 2003, 2002, and 2001, each of which is included in the Annual Report on Form 10-K of The Williams Companies for the year ended December 31, 2003. We also consent to the reference to us under the heading of "Experts" in such Annual Report.


                                           MILLER AND LENTS, LTD.



                                           By /s/ Stephen M. Hamburg
                                              ----------------------
                                              Stephen M. Hamburg

February 16, 2004